Exhibit (h)(3)

Amendment No. 9

To

Transfer Agency And Services Agreement

This Amendment No. 9 To Transfer Agency And Services Agreement ("Amendment No. 9"), dated as of March 11, 2020 ("Effective Date"), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. ("BNYM") and each "Fund", which is hereby defined to mean each investment company listed on the signature page to this Amendment No. 9 (individually, an "Investment Company"; collectively, the "Investment Companies"), on their own behalf and, to the extent an Investment Company has portfolios listed on Exhibit A to the Amended Agreement (as defined below), as Exhibit A may be amended from time to time (individually, a "Portfolio"; collectively, the "Portfolios"), on behalf of each such Portfolio of each such Investment Company.

Background

BNYM and certain of the Investment Companies, on their own behalf and on behalf of Portfolios in certain instances, previously entered into the Transfer Agency And Services Agreement, made as of December 19, 2013 ("Original Agreement"), Amendment No. 1 To Transfer Agency And Services Agreement, dated as of September 1, 2014, Amendment No. 2 To Transfer Agency And Services Agreement, dated as of July 1, 2015, Amendment No. 3 to Transfer Agency And Services Agreement, dated as of November 28, 2017, Amendment No. 4 To Transfer Agency And Services Agreement, dated as of March 20, 2018, Amendment No. 5 To Transfer Agency And Services Agreement, dated as of June 30, 2018, Amendment No. 6 To Transfer Agency And Services Agreement, executed as of March 22, 2019 and effective as of May 25, 2018, the Adoption And Amendment Agreement, dated as of September 14, 2018, and Amendment No. 8 To Transfer Agency And Services Agreement, dated as of October 10, 2019 (the Original Agreement together with all such amendments being the "Current Agreement"). The parties intend that the Current Agreement be amended as set forth in this Amendment No. 9.

Terms

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.Modifications to Current Agreement. The Current Agreement is hereby amended by deleting Schedule A and replacing it in its entirety with the Schedule A attached to this Amendment No. 9 To Transfer Agency And Services Agreement, dated as of March __, 2020, between BNYM and the Funds.

2.Adoption of Amended Agreement by New Funds. Each Fund that has been added to Schedule A to the Current Agreement by virtue of this Amendment No. 9 acknowledges and agrees that by virtue of its execution of this Amendment No. 9 (i) it becomes and is a party to the Current Agreement as amended by this Amendment No. 9 ("Amended Agreement") as of the Effective Date, and (ii) is bound by all terms and conditions of the Amended Agreement as of the Effective Date.

3.Remainder of Current Agreement. Except as specifically modified by this Amendment No. 9, all terms and conditions of the Current Agreement shall remain in full force and effect.

3.Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment No. 9.

4.Entire Agreement. This Amendment No. 9 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.Facsimile Signatures; Counterparts. This Amendment No. 9 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 9 or of executed signature pages to this Amendment No. 9 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 9.

[Remainder Of Page Intentionally Blank - Signatures Appear On Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 9 To Transfer Agency And Services Agreement to be executed by their duly authorized representatives as of the Effective Date.

Alternative Core Fund, Ltd.

Legg Mason Global Asset Management Trust

Legg Mason Partners Equity Trust

Legg Mason Partners Income Trust

Legg Mason Partners Institutional Trust

Legg Mason Partners Money Market Trust

Legg Mason Partners Variable Equity Trust

Legg Mason Partners Variable Income Trust

Real Return Fund, Ltd.

Western Asset Funds, Inc.

Western Asset Government Money Market Fund, Ltd.

Western Asset Inflation-Linked Income Fund CFC

Western Asset Inflation-Linked Opportunities & Income Fund CFC

Western Asset Institutional Cash Reserves, Ltd.

Western Asset Institutional Liquid Reserves, Ltd.

Western Asset Short Term Yield Fund, Ltd.

Western Asset U.S. Treasury Obligations Money Market Fund, Ltd.

Western Asset U.S. Treasury Reserves, Ltd.

On behalf of each of the foregoing Investment Companies and each Fund, each in its individual and separate capacity, and not on behalf of any other Investment Company or Fund

By:	/s/ Jane E. Trust

Name: Jane E. Trust

Title: President and Chief Executive Officer

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Armando Fernendez

Name: Armando Fernandez

Title: Vice President

Schedule A

(Dated: March 11, 2020)

This Schedule A, amended and restated effective as of March 11, 2020, is Schedule A to the Transfer Agency And Services Agreement, made as of December 19, 2013, between BNY Mellon Investment Servicing (US) Inc. and the Investment Companies and Funds listed below, as amended through the date indicated above.

Investment Companies and Funds

ALTERNATIVE CORE FUND, LTD.

LEGG MASON GLOBAL ASSET MANAGEMENT TRUST

BrandywineGLOBAL- Alternative Credit Fund

BrandywineGLOBAL-Diversified US Large Cap Value Fund

BrandywineGLOBAL-Dynamic US Large Cap Value Fund

BrandywineGLOBAL-Global Flexible Income Fund

BrandywineGLOBAL-Global High Yield Fund

BrandywineGLOBAL-Global Opportunities Bond Fund

BrandywineGLOBAL-Global Opportunities Bond Fund (USD Hedged)

BrandywineGLOBAL-Global Unconstrained Bond Fund

BrandywineGLOBAL-International Opportunities Bond Fund

ClearBridge International Growth Fund

ClearBridge Small Cap Fund

ClearBridge Value Trust

Martin Currie Emerging Markets Fund

Martin Currie International Unconstrained Equity Fund

Martin Currie SMASh Series EM Fund

QS Global Market Neutral Fund

QS International Equity Fund

QS Strategic Real Return Fund

QS U.S. Small Capitalization Equity Fund

RARE Global Infrastructure Value Fund

LEGG MASON PARTNERS EQUITY TRUST

ClearBridge Aggressive Growth Fund

ClearBridge All Cap Value Fund

ClearBridge Appreciation Fund

ClearBridge Dividend Strategy Fund

ClearBridge International Small Cap Fund

ClearBridge International Value Fund

ClearBridge Large Cap Growth Fund

ClearBridge Large Cap Value Fund

ClearBridge Mid Cap Fund

ClearBridge Mid Cap Growth Fund

ClearBridge Select Fund

ClearBridge Small Cap Growth Fund

ClearBridge Small Cap Value Fund

ClearBridge Sustainability Leaders Fund

ClearBridge Tactical Dividend Income Fund

QS Conservative Growth Fund

QS Defensive Growth Fund

QS Global Dividend Fund

QS Global Equity Fund

QS Growth Fund

QS Moderate Growth Fund

QS S&P 500 Index Fund

QS U.S. Large Cap Equity Fund

QS SMASh Series ID Fund (1)

LEGG MASON PARTNERS INCOME TRUST Western Asset Adjustable Rate Income Fund Western Asset California Municipals Fund Western Asset Corporate Bond Fund Western Asset Emerging Markets Debt Fund Western Asset Global High Yield Bond Fund Western Asset Income Fund

Western Asset Intermediate Maturity California Municipals Fund Western Asset Intermediate Maturity New York Municipals Fund Western Asset Intermediate-Term Municipals Fund

Western Asset Managed Municipals Fund Western Asset Massachusetts Municipals Fund Western Asset Mortgage Total Return Fund Western Asset Municipal High Income Fund Western Asset New Jersey Municipals Fund Western Asset New York Municipals Fund Western Asset Oregon Municipals Fund Western Asset Pennsylvania Municipals Fund Western Asset Short Duration High Income Fund Western Asset Short Duration Municipal Income Fund Western Asset Short-Term Bond Fund

LEGG MASON PARTNERS INSTITUTIONAL TRUST Western Asset Institutional Government Reserves Western Asset Institutional Liquid Reserves

Western Asset Institutional U.S. Treasury Obligations Money Market Fund Western Asset Institutional U.S. Treasury Reserves

Western Asset Premier Institutional Government Reserves Western Asset Premier Institutional Liquid Reserves Western Asset Premier Institutional U.S. Treasury Reserves Western Asset Select Tax Free Reserves

Western Asset SMASh Series C Fund

Western Asset SMASh Series EC Fund

Western Asset SMASh Series M Fund

Western Asset SMASh Series TF Fund

LEGG MASON PARTNERS MONEY MARKET TRUST

Western Asset Government Reserves

Western Asset New York Tax Free Money Market Fund

Western Asset Tax Free Reserves - Class A

Western Asset Prime Obligations Money Market Fund

Western Asset U.S. Treasury Reserves

LEGG MASON PARTNERS PREMIUM MONEY MARKET TRUST Western Asset Premium Liquid Reserves

Western Asset Premium U.S. Treasury Reserves

LEGG MASON PARTNERS VARIABLE EQUITY TRUST
ClearBridge Variable Aggressive Growth Portfolio
ClearBridge Variable Appreciation Portfolio
ClearBridge Variable Dividend Strategy Portfolio
ClearBridge Variable Large Cap Growth Portfolio
ClearBridge Variable Large Cap Value Portfolio
ClearBridge Variable Mid Cap Portfolio
ClearBridge Variable Small Cap Growth Portfolio
Legg Mason/QS Aggressive Model Portfolio (2)
Legg Mason/QS Conservative Model Portfolio (2)
Legg Mason/QS Moderate Model Portfolio (2)
Legg Mason/QS Moderately Aggressive Model Portfolio	(2)
Legg Mason/QS Moderately Conservative Model Portfolio	(2)

QS Legg Mason Dynamic Multi-Strategy VIT Portfolio

QS Variable Conservative Growth Portfolio

QS Variable Growth Portfolio

QS Variable Moderate Growth Portfolio

LEGG MASON PARTNERS VARIABLE INCOME TRUST

Western Asset Core Plus VIT Portfolio

Western Asset Variable Global High Yield Bond Portfolio

REAL RETURN FUND, LTD.

WESTERN ASSET FUNDS, INC.

Western Asset Core Bond Fund

Western Asset Core Plus Bond Fund

Western Asset High Yield Fund

Western Asset Inflation Indexed Plus Bond Fund

Western Asset Intermediate Bond Fund

Western Asset Macro Opportunities Fund

Western Asset Total Return Unconstrained Fund

WESTERN ASSET GOVERNMENT MONEY MARKET FUND, LTD. (3) WESTERN ASSET INFLATION-LINKED INCOME FUND CFC

WESTERN ASSET INFLATION-LINKED OPPORTUNITIES & INCOME FUND CFC WESTERN ASSET INSTITUTIONAL CASH RESERVES, LTD. (3)

WESTERN ASSET INSTITUTIONAL LIQUID RESERVES, LTD. (3)

WESTERN ASSET PREMIER INSTITUTIONAL LIQUID RESERVES, LTD. (3) WESTERN ASSET SHORT TERM YIELD FUND, LTD. (3) (4)

WESTERN ASSET U.S. TREASURY OBLIGATIONS MONEY MARKET FUND, LTD. (3)

WESTERN ASSET U.S. TREASURY RESERVES, LTD. (3)

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(1)Not yet declared effective by SEC. Services to commence upon mutual agreement of Fund and BNYM and be noted in a future version of Schedule A.

(2)Services expected to commence April 1, 2020.

(3)A "Cayman Fund" for purposes of Section 17(b)(iv) of Schedule B.

(4)Liquidated March 21, 2019. Will not appear on future versions of Schedule A.